                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               -----------------
                                  FORM 8-K/A
                               (Amendment No. 1)


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported): September 29, 1998



                         U.S.A. Floral Products, Inc.
              (Exact Name of Registrant as Specified in Charter)


          DELAWARE                 000-23121                     52-2030697
(State or Other Jurisdiction      (Commission                  (IRS Employer
      of Incorporation)           File Number)               Identification No.)



1025 Thomas Jefferson Street, N.W., Suite 300 East,                 20007
Washington, D.C.  (Address of Principal Executive Offices)        (Zip Code)


      Registrant's telephone number, including area code:  (202) 333-0800

Item 2.  Acquisition and Disposition of Assets.

               As previously disclosed in a Current Report on Form 8-K filed on October 15, 1998, pursuant to the Stock and Asset Purchase Agreement ("Purchase Agreement") by and between DIMON Incorporated ("DIMON") and Florimex Worldwide GmbH ("Florimex Germany"), and U.S.A. Floral Products, Inc. ("USA Floral"), effective September 30, 1998, USA Floral acquired: (i) the stock of 23 subsidiaries of Florimex Germany; (ii) certain assets and liabilities of Florimex Germany; and (iii) the stock of Florimex USA, Inc. ("Florimex USA") and Florimex Canada, Inc. ("Florimex Canada"), each of which were previously wholly-owned subsidiaries of DIMON. Florimex Germany, Florimex USA and Florimex Canada are collectively referred to as "Florimex." Florimex is the largest international importer and distributor of fresh-cut flowers in the world with operations in over 15 countries.

               Pursuant to the terms of the Purchase Agreement: (i) USA Floral acquired from DIMON all of the shares of the issued and outstanding capital stock of Florimex USA and Florimex Canada;
               (ii) U.S.A. Floral Products Germany GmbH & Co. KG, a German limited partnership, acquired from Florimex Germany all of the shares of the issued and outstanding capital stock of three German operating subsidiaries of Florimex Germany; (iii) U.S.A. Floral Products Holding GmbH, the limited partner of the German limited partnership described above and a wholly-owned subsidiary of USA Floral, acquired from Florimex Germany all of the shares of the issued and outstanding capital stock of 20 other subsidiaries directly or indirectly owned, of record and beneficially by Florimex Germany; and (iv) U.S.A. Floral Products Holding GmbH acquired from Florimex Germany certain assets and liabilities. In consideration for the exchange of their shares of issued and outstanding capital stock and/or assets and liabilities, DIMON and Florimex Germany received in the aggregate approximately $66.1 million in cash and USA Floral or its subsidiaries extinguished approximately $23.6 million of the net debt of the acquired businesses. The total consideration was determined on the basis of arms' length negotiations between representatives of USA Floral, DIMON and Florimex Germany.

               The financial statements of Florimex and pro forma information relating to the acquisition, required to be filed in connection with the acquisition pursuant to Items 7(a) and (b) of Form 8-K, are included herewith.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a)    Financial Statements of Businesses Acquired.

               (i) Financial Statements of Florimex GmbH, Florimex USA and Florimex Canada as of June 30, 1998 and 1997 and for each of the three years in the period ended June 30, 1998.

        (b)    Pro Forma Financial Information.

               (i)   Unaudited Pro Forma Combined Balance Sheet as of June 30,
                     1998.
               (ii) Unaudited Pro Forma Statements of Operations for the year ended December 31, 1997 and for the six months ended June 30, 1998.

        (c) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

               Description                                         Exhibit No.
              ------------------------------------------------   --------------

               Stock and Asset Purchase Agreement by and              2.1 *
               between DIMON Incorporated and Florimex
               Worldwide GmbH, and U.S.A. Floral Products,
               Inc.

               Credit Agreement among U.S.A. Floral Products,         4.1 *
               Inc., U.S.A. Floral Products Germany GmbH & Co.
               KG, Florimex Worldwide B.V., Various Lending
               Institutions, Bayerische Hypo-Und Vereinsbank AG, as Syndication Agent, BankBoston, N.A., as
               Documentation Agent, and Bankers Trust Company, as Arranger and Administrative Agent, dated as of October 16, 1997 and Amended and Restated as of
               October 2, 1998.

               Consent of PricewaterhouseCoopers LLP                 23.1 **

               Consent of Kidsons Imprey                             23.2 **

               Consent of Sonderehoff & Einsel                       23.3 **

               Consent of AUDICONT                                   23.4 **



               * Previously filed as part of the Company's Current Report on Form 8-K, filed on October 15, 1998 (File No. 000-23121), and omitted pursuant to General Instruction B.3 of Form 8-K.

               **  Filed herewith.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  Date: December 14, 1998                    U.S.A. Floral Products, Inc.

                                             By:  /s/ W. Michael Kipphut
                                                  ------------------------------
                                                         W. Michael Kipphut
                                                         Chief Financial Officer

                         U.S.A. FLORAL PRODUCTS, INC.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                             Page
                                                                                                             ----
U.S.A. FLORAL PRODUCTS, INC. UNAUDITED PRO FORMA COMBINED FINANCIAL
  STATEMENTS
  Introduction to Unaudited Pro Forma Combined Financial Statements..................................        F-2
  Unaudited Pro Forma Combined Balance Sheet.........................................................        F-3
  Unaudited Pro Forma Combined Statement of Operations...............................................        F-4
  Notes to Unaudited Pro Forma Combined Financial Statements.........................................        F-6

FLORIMEX GMBH, FLORIMEX USA, INC. AND FLORIMEX CANADA, INC. COMBINED
  FINANCIAL STATEMENTS
  Report of Independent Accountants..................................................................        F-9
  Report of Independent Accountants..................................................................        F-10
  Report of Independent Accountants..................................................................        F-11
  Report of Independent Accountants..................................................................        F-12
  Combined Balance Sheets............................................................................        F-13
  Combined Statements of Income......................................................................        F-14
  Combined Statements of Stockholders' Equity........................................................        F-15
  Combined Statements of Cash Flows..................................................................        F-16
  Notes to Combined Financial Statements.............................................................        F-17

                         U.S.A. FLORAL PRODUCTS, INC.

                      INTRODUCTION TO UNAUDITED PRO FORMA

                         COMBINED FINANCIAL STATEMENTS

  The following unaudited pro forma combined financial statements give effect to certain acquisitions completed through September 30, 1998 by U.S.A. Floral Products, Inc. ("USA Floral"). Specifically, they give effect to the acquisition of (i) Continental Farms Limited and Atlantic Bouquet Company Limited ("Continental"), XL Group, Inc. ("XL Group"), Koehler & Dramm, Inc. ("Koehler & Dramm"), each of which was consummated in January 1998, and Florimex GmbH, Florimex USA, Inc. and Florimex Canada, Inc. ("Florimex"), which was consummated on September 30, 1998, all of which are considered significant under the rules and regulations of the Securities and Exchange Commission and are collectively referred to as the "Significant Acquisitions" and (ii) Everflora, Inc. and Everflora Miami, Inc. ("Everflora"), H&H Flowers, Inc. d/b/a La Fleurette ("H&H Flowers"), UltraFlora Corporation ("UltraFlora"), Elite Farms ("Elite"), David
L. Jones Wholesale, Ltd. ("DL Jones"), Edfrancar, Inc. d/b/a Florafresh International ("Florafresh"), Master Flowers, Inc. d/b/a Sabana Farms ("Sabana"), Maxima Farms, Inc. ("Maxima"), Selecta Farms, Inc. and Saint Ann Trading Corporation ("Selecta"), Pacific Floral Wholesale, Inc. and Rose City Floral, Inc. ("Rose City") and AFB Marketing, Inc. d/b/a Allan Stanley Greenhouses ("Allan Stanley"), collectively the "Other Acquisitions", each of which is considered insignificant and all of which were consummated prior to June 30, 1998.

  The unaudited pro forma combined balance sheet gives effect to the acquisition of Florimex as if it had occurred as of the Company's most recent balance sheet date, June 30, 1998.

  The unaudited pro forma combined statements of operations give effect to (i) USA Floral's initial public offering ("IPO") of Common Stock on October 16, 1997 as if such offering had occurred on January 1, 1997; (ii) the acquisition, effective October 16, 1997, of the Founding Companies which were business combinations accounted for under the purchase method of accounting as if such acquisitions had been consummated on January 1, 1997; (iii) the acquisitions of the Significant Acquisitions, which were business combinations accounted for under the purchase method of accounting, as if such acquisitions had been consummated on January 1, 1997; and (iv) the acquisitions of the Other Acquisitions which were business combinations accounted for under the purchase method of accounting, as if such acquisitions had been consummated on January 1, 1997. Certain reclassifications of amounts included in the statements of operations of acquired companies have been made to conform with USA Floral's financial statement presentation.

  The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that management deems appropriate, and may be revised as additional information becomes available. The pro forma financial data presented herein does not purport to represent what USA Floral's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of USA Floral's financial position or results of operations for any future period. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Form 8-K/A and USA Floral's consolidated financial statements and notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 1997 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 1998 and June 30, 1998.

  These pro forma combined financial statements do not include the effects of USA Floral's acquisition of nine companies in July 1998 (the "July 1998
Class"), each of which is insignificant. Aggregate consideration paid for the acquisition of the July 1998 Class was approximately $20 million (excluding potential additional consideration under earn-out arrangements of $7 million), comprising cash of $12 million and approximately 500,000 shares of Common Stock with a value of $8 million. Revenues for the nine companies for their latest respective fiscal year end aggregated approximately $101 million. Goodwill arising from these acquisitions, which will be accounted under for the purchase method of accounting, is expected to approximate $17 million, excluding earn-out arrangements.

  Similarly, the pro forma combined statement of operations for the year ended December 31, 1997 does not include the effects of Florimex' acquisition of Sierafor, a bouquet manufacturer and distributor to mass marketers in Europe, on January 1, 1998. Sierafor's revenues for the year ended December 31, 1997 were approximately $50 million.

                         U.S.A. FLORAL PRODUCTS, INC.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 June 30, 1998
                                (in thousands)

                                                                                         Pro Forma
                                                              USA                       Adjustments        Pro Forma
                                                             Floral     Florimex       (See Note 3)         Combined
                                                           -----------------------------------------------------------
ASSETS
Cash and cash equivalents                                   $ 21,382      $ 3,262          $ (1,904)        $ 22,740
Accounts receivable, net                                      47,840       32,426                --           80,266
Inventory                                                     12,066        3,921              (138)          15,849
Due from related parties                                          --          278                --              278
Prepaid expenses and other                                     4,443        5,770              (100)          10,113
                                                           -----------------------------------------------------------
        Total current assets                                  85,731       45,657            (2,142)         129,246
Property and equipment, net                                   18,478       37,335            (1,232)          54,581
Due from related parties                                          --           --                --               --
Deferred income taxes                                            698           --                --              698
Goodwill, net                                                181,741       15,264            40,837          237,842
Restricted cash                                                3,584           --                --            3,584
Deferred financing costs, net                                  1,696           --             1,904            3,600
Other assets                                                   3,994        1,048                --            5,042
                                                           -----------------------------------------------------------
        Total assets                                        $295,922      $99,304          $ 39,367         $434,593
                                                           ===========================================================

LIABILITIES AND STOCKHOLDERS'
        EQUITY
Short-term debt                                             $ 73,284      $13,147          $ 30,393         $116,824
Accounts payable and accrued expenses                         37,005       32,812             2,848           72,665
Due to stockholders                                            7,371           --                --            7,371
Income taxes payable                                           3,157        1,894                --            5,051
Due to related parties                                            --           --                --               --
                                                           -----------------------------------------------------------
        Total current liabilities                            120,817       47,853            33,241          201,911
Long-term debt                                                   403       14,321            35,679           50,403
Deferred income taxes                                             23        5,059                --            5,082
Minority interest in subsidiaries                                 --          458                --              458
Other                                                          1,368           --             2,060            3,428
                                                           -----------------------------------------------------------
        Total liabilities                                    122,611       67,691            70,980          261,282
                                                           -----------------------------------------------------------
Stockholders' equity:
   Common stock                                                   14       37,154           (37,154)              14
   Additional paid-in capital                                164,173           --                --          164,173
   Accumulated other comprehensive income                       (207)      (1,801)            1,801             (207)
   Retained earnings                                           9,331       (3,740)            3,740            9,331
                                                           -----------------------------------------------------------
        Total stockholders' equity                           173,311       31,613           (31,613)         173,311
                                                           -----------------------------------------------------------
        Total liabilities and stockholders'
         equity                                             $295,922      $99,304          $ 39,367         $434,593
                                                           ===========================================================

        See notes to unaudited pro forma combined financial statements.

                          U.S.A. FLORAL PRODUCTS, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                        (in thousands, except share data)

                                                USA       Founding     Continental     XL      Koehler
                                               Floral     Companies       Farms       Group    & Dramm     Florimex
                                              --------    ---------      -------     -------   -------    ----------
Net sales................................     $ 37,380     $146,744      $62,494     $32,329   $22,685    $  367,774
Cost of sales............................       26,685      104,991       44,774      24,443    15,882       292,052
                                              --------      -------       ------      ------    ------    ----------
  Gross profit...........................       10,695       41,753       17,720       7,886     6,803        75,722
Selling, general and administrative......        9,791       36,320       12,820       7,284     5,425        64,742
Goodwill amortization....................          275           --           --          --        --           961
                                              --------      -------       ------      ------    ------    ----------
  Income from operations.................          629        5,433        4,900         602     1,378        10,019
Other (income) expense:
  Interest expense......................             8          435           57          --         4         2,103
  Interest income........................         (248)        (340)        (458)        (40)       --          (242)
  Other, net.............................          (37)        (366)         (58)         (4)      (63)           --
                                              --------      -------       ------      ------    ------    ----------
Income before income taxes...............          906        5,704        5,359         646     1,437         8,158
Provision for income taxes...............          490          960           --          --       551         3,303
                                              --------      -------       ------      ------    ------    ----------
Income before minority interest..........          416        4,744        5,359         646       886         4,855
Income applicable to minority interest...           --           --           --          --        --          (121)
                                              --------      -------      -------      ------   -------    ----------
Net income...............................     $    416      $ 4,744      $ 5,359      $  646   $   886    $    4,734
                                              ========      =======      =======      ======   =======    ==========
Net income per share, basic and diluted..     $   0.09
                                              ========
Weighted average shares outstanding:
  Basic..................................    4,734,198
                                             =========
  Diluted................................    4,824,097
                                             =========
Pro forma net income per share, basic....
Pro forma net income per share, diluted..
Shares used in computing pro forma net
  income per share (see Note 5):
  Basic..................................
  Diluted................................

                                                                Pro Forma
                                                   Other       Adjustments    Pro Forma
                                               Acquisitions    (See Note 4)    Combined
                                               ------------    -----------    ---------
Net sales................................      $    159,471    $        --    $ 828,877
Cost of sales............................           122,236         (5,433)     625,630
                                               ------------    -----------    ---------
  Gross profit...........................            37,235          5,433      203,247
Selling, general and administrative......            32,027         (4,528)     163,881
Goodwill amortization....................                --          4,765        6,001
                                               ------------    -----------    ---------
  Income from operations.................             5,208          5,196       33,365
Other (income) expense:
  Interest expense......................              1,062         11,033       14,702
  Interest income........................              (325)           338       (1,315)
  Other, net.............................              (125)            91         (562)
                                               ------------    -----------    ---------
Income before income taxes...............             4,596         (6,266)      20,540
Provision for income taxes...............             1,185          2,387        8,876
                                               ------------    -----------    ---------
Income before minority interest..........             3,411         (8,653)      11,664
Income applicable to minority interest...                --             --         (121)
                                               ------------    -----------    ---------
Net income...............................      $      3,411    $    (8,653)   $  11,543
                                               ============    ===========    =========
Net income per share, basic and diluted..
Weighted average shares outstanding:
  Basic..................................
  Diluted................................

Pro forma net income per share, basic....                                     $    0.80
Pro forma net income per share, diluted..                                     $    0.79
Shares used in computing pro forma net
  income per share (see Note 5):
  Basic..................................                                    14,426,948
  Diluted................................                                    14,525,619

         See notes to unaudited pro forma combined financial statements.

                         U.S.A. FLORAL PRODUCTS, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30,1998
                       (in thousands, except share data)

                                                                                    Significant Acquisitions
                                                         USA       ----------------------------------------------------------
                                                        Floral       Continental        XL             K&D        Florimex
                                                   --------------  ---------------  -------------  -----------  -------------
Net sales........................................  $     234,294   $      3,709     $    2,264     $      663   $    220,982
Cost of sales....................................        170,721          2,696          1,676            450        181,341
                                                   --------------  ---------------  -------------  -----------  -------------
     Gross profit................................         63,573          1,013            588            213         39,641

Selling, general and administrative..............         44,557          1,174            505            376         34,758
Goodwill amortization............................          1,884              -              -              -            544
                                                   --------------  ---------------  -------------  -----------  -------------
     Income from operations......................         17,132           (161)            83           (163)         4,339

Other (income) expense;
  Interest expense...............................          2,094              3              -              -          1,092
  Interest income................................           (743)           (36)            (2)             -           (579)
  Other, net.....................................           (378)           (16)            (1)            (5)             -
                                                   --------------  ---------------  -------------  -----------  -------------
Income before income taxes.......................         16,159           (112)            86           (158)         3,826
Provision for income taxes.......................          7,244              -              -              -          2,205
                                                   --------------  ---------------  -------------  -----------  -------------
Income before minority interest..................          8,915           (112)            86           (158)         1,621
Income applicable to minority interest...........              -              -              -              -            (52)
                                                   --------------  ---------------  -------------  -----------  -------------
Net income ......................................  $       8,915   $       (112)    $       86     $     (158)  $      1,569
                                                   ==============  ===============  =============  ===========  =============
Net income per share, basic......................        $  0.67
Net income per share, diluted....................        $  0.64
Weighted average shares outstanding:
  Basic..........................................     13,355,868
  Diluted........................................     13,854,899
Pro forma net income per share, basic............
Pro forma net income per share, diluted..........
Shares used in computing pro forma net income
  per share (see Note 5):
  Basic..........................................
  Diluted........................................

                                                                         Pro Forma
                                                          Other         Adjustments     Pro Forma
                                                       Acquisitions     (See Note 4)    Combined
                                                      --------------  --------------  -------------
Net sales........................................           $36,112         $    -       $498,024
Cost of sales....................................            26,346           (687)       382,543
                                                      --------------  --------------  -------------
     Gross profit................................             9,766            687        115,481

Selling, general and administrative..............             8,499         (1,196)        88,673 (1)
Goodwill amortization............................                 -            573          3,001
                                                      --------------  --------------  -------------
     Income from operations......................             1,267          1,310         23,807

Other (income) expense;
  Interest expense...............................               288          3,829          7,306
  Interest income................................               (81)            60         (1,381)
  Other, net.....................................              (403)            45           (758)
                                                      --------------  --------------  -------------
Income before income taxes.......................             1,463         (2,624)        18,640
Provision for income taxes.......................               427         (1,005)         8,871
                                                      --------------  --------------  -------------
Income before minority interest..................             1,036         (1,619)         9,769
Income applicable to minority interest...........                --             --            (52)
                                                      --------------  --------------  -------------
Net income ......................................           $ 1,036        $(1,619)      $  9,717 (1)
                                                      ==============  ==============  =============
Net income per share, basic......................
Net income per share, diluted....................
Weighted average shares outstanding:
  Basic..........................................
  Diluted........................................
Pro forma net income per share, basic............                                         $  0.67
Pro forma net income per share, diluted..........                                         $  0.65
Shares used in computing pro forma net income
  per share (see Note 5):
  Basic..........................................                                      14,426,948
  Diluted........................................                                      14,858,007

----------------
(1) Includes a $2,972 (pre-tax) non-recurring charge recorded by Florimex related to the closure of several offices in Europe and the termination of the employees in those offices. Without such charge, proforma net income would have been $11,351, or $0.79 per share, basic and $0.76 per share, diluted.

         See notes to unaudited pro forma combined financial statement

                         U.S.A. FLORAL PRODUCTS, INC.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                       (in thousands, except share data)

NOTE 1--ACQUISITION OF FOUNDING COMPANIES

     USA Floral was founded in April 1997 to create a national consolidator and operator of floral products distribution businesses. Effective October 16, 1997 USA Floral acquired all of the outstanding capital stock of the Founding Companies concurrently with the closing of its IPO. These business combinations were accounted for under the purchase method of accounting.

     The following table sets forth the consideration paid in cash and in shares of Common Stock to the common stockholders of each of the Founding Companies, the allocation of the consideration to net assets acquired and resulting goodwill. For purposes of computing the purchase price for financial accounting purposes, the value of Common Stock is based upon the IPO price of $13.00 per share.

                                                        Shares of                                  Net
                                                         Common    Value of        Total          Assets
                                              Cash(1)     Stock     Shares     Consideration     Acquired     Goodwill
                                              -------     -----     ------     -------------     --------     --------
Houff.....................................    $11,006         --   $   --        $11,006         $ 3,454      $ 7,552
CFX.......................................      6,521    250,000    3,250          9,771           1,229        8,542
Bay State.................................      6,045    495,550    6,442         12,487           4,156        8,331
Flower Trading............................      5,920    160,000    2,080          8,000           1,273        6,727
United Wholesale..........................      4,788    268,500    3,491          8,279           2,298        5,981
American Florist..........................      4,800    141,749    2,400          7,200             249        6,951
Monterey Bay..............................      3,000    177,185    3,000          6,000             705        5,295
Alpine Gem................................      1,600    160,000    2,080          3,680             215        3,465
                                                -----    -------    -----          -----             ---        -----
Total.....................................    $43,680  1,652,984  $22,743        $66,423         $13,579      $52,844
                                              =======  =========  =======        =======         =======      =======

---------------
(1) Does not include S Corporation distributions paid to owners of CFX, Inc.


NOTE 2--ACQUISITIONS

     In January 1998, USA Floral acquired the outstanding capital stock of Continental, XL Group, Koehler & Dramm, Everflora, H&H Flowers and UltraFlora. In April 1998, USA Floral acquired the outstanding capital stock of Elite, DL Jones, Florafresh, Sabana, Maxima, Selecta, Rose City and Allan Stanley. In September 1998, USA Floral acquired the outstanding capital stock of Florimex. These business combinations were accounted for under the purchase method of accounting.

     The following table sets forth the consideration paid in cash and in shares of Common Stock to the stockholders of each of these businesses, the allocation of the consideration to net assets acquired and resulting goodwill. The purchase price includes contingent consideration of approximately (a) $5,892 in shares of Common Stock related to an earn-out arrangement for UltraFlora, which is based on 1997 earnings before interest and taxes and (b) $1,465 in shares of Common Stock related to an earn-out arrangement for Sabana, which is based on adjusted earnings before interest and taxes, as defined, for the twelve months ended May 31, 1998. The total purchase consideration does not reflect contingent consideration related to earn-out arrangements included in the definitive agreements for XL Group, Maxima, DL Jones, Rose City and Allan Stanley. The earn-out arrangements provide for the Company to pay additional consideration, based on adjusted earnings before interest and taxes, as defined, for the twelve months ending February 28, 1999 for DL Jones, for the twelve months ending March 31, 1999 for Allan Stanley and for the twelve months ending December 31, 1998 for XL Group, Rose City and Maxima.

                                                        Shares of                                  Net
                                                         Common    Value of        Total          Assets
Significant Acquisitions                      Cash(1)     Stock     Shares     Consideration     Acquired     Goodwill
------------------------                      -------     -----     ------     -------------     --------     --------
Continental Farms.........................    $27,500   1,642,672  $27,500       $ 55,000        $ 5,359      $ 49,641
XL Group..................................     11,250     660,938   11,000         22,250          5,525        16,725
Koehler & Dramm...........................      5,000     298,596    5,000         10,000          3,544         6,456
Florimex..................................     66,072         --       --          66,072          9,971        56,101
                                              -------   ---------  -------       --------        -------      --------
     Total................................    109,822   2,602,206  $43,500       $153,322        $24,399      $128,923
                                              =======   =========  =======       ========        =======      ========

                                                        Shares of                                  Net
                                                         Common    Value of        Total          Assets
Other Acquisitions                             Cash       Stock     Shares     Consideration     Acquired     Goodwill
------------------                            -------   ---------  --------    -------------     --------     --------
Everflora.................................    $ 4,000     246,654   $ 4,000        $ 8,000        $ 2,889       $ 5,111
H&H Flowers...............................      1,600         --        --           1,600           (710)        2,310
UltraFlora................................      2,750     522,768     8,642         11,392          1,559         9,833
Elite.....................................      3,700      184,907    3,700          7,400            796         6,604
DL Jones..................................      2,183      179,020    3,976          6,159          1,275         4,884
Florafresh................................      3,945      172,928    3,945          7,890         (1,025)        8,915
Sabana....................................        659      164,784    3,453          4,112            776         3,336
Maxima....................................      5,300      233,418    5,300         10,600          2,668         7,932
Selecta...................................      2,500      112,007    2,500          5,000            238         4,762
Rose City.................................        133       10,634      240            373           (176)          549
Allan Stanley.............................      1,925       84,638    1,925          3,850           (148)        3,998
                                              -------   ----------  -------       --------        -------      --------
     Total................................    $28,695   1,911,758   $37,681        $66,376        $ 8,142       $58,234
                                              =======   =========   =======       ========        =======      ========

                         U.S.A. FLORAL PRODUCTS, INC.

                      (in thousands, except share data)



NOTE 3--UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

   The following table summarizes unaudited pro forma combined balance sheet adjustments for the acquisition of Florimex:

                                                                    TOTAL
                                                                  PRO FORMA
                                                                 ADJUSTMENTS
                                                                 -----------
ASSETS
Cash and cash equivalents.....................................    $ (1,904)
Accounts receivable, net......................................          --
Inventory.....................................................        (138)
Due from related parties......................................          --
Prepaid expenses and other....................................        (100)
                                                                  --------
      Total current assets....................................      (2,142)
Property and equipment, net...................................      (1,232)
Due from related parties......................................          --
Deferred income taxes.........................................          --
Goodwill, net.................................................      40,837
Restricted cash...............................................          --
Deferred financing costs, net.................................       1,904
Other assets..................................................          --
                                                                  --------
      Total assets............................................    $ 39,367
                                                                  ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt...............................................    $ 30,393
Accounts payable and accrued expenses.........................       2,848
Due to stockholders...........................................          --
Income taxes payable..........................................          --
Due to related parties........................................          --
                                                                  --------
      Total current liabilities...............................      33,241
Long-term debt................................................      35,679
Deferred income taxes.........................................          --
Minority interest in subsidiaries.............................          --
Other.........................................................       2,060
                                                                  --------
      Total liabilities.......................................      70,980
                                                                  --------
Stockholders' equity:
   Common stock...............................................     (37,154)
   Additional paid-in capital.................................          --
   Accumulated other comprehensive income.....................       1,801
   Retained earnings..........................................       3,740
                                                                  --------
      Total stockholders' equity..............................    $(31,613)
                                                                  --------
      Total liabilities and stockholders' equity..............    $ 39,367
                                                                  ========

----------
The above adjustment records (a) the purchase of Florimex by USA Floral, (b) the incremental debt and the related deferred financing costs necessary to fund the acquisition and (c) various purchase accounting adjustments, including the establishment of restructuring reserves in accordance with EITF 95-3 and the adjustment of certain assets and liabilities to fair market value.


NOTE 4--UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS-- FOUNDING COMPANIES

   The following tables summarize unaudited pro forma combined statement of operations adjustments. The table for the year ended December 31, 1997 includes pro forma adjustments related to the acquisitions of the Founding Companies, the Significant Acquisitions and the Other Acquisitions. The table for the six months ended June 30, 1998 includes pro forma adjustments related to the Significant Acquisitions and the Other Acquisitions.

                                                                      Year Ended December 31, 1997
                                        ---------------------------------------------------------------------------------------
                                            (a)            (b)            (c)            (d)            (e)            (f)
Sales                                   $        --    $        --    $        --    $        --    $        --    $        --
Cost of sales                                    --             --             --         (5,433)            --             --
SG&A                                         (2,391)            --             --         (1,265)            --             --
Goodwill amortization                            --          4,765             --             --             --             --
                                        ---------------------------------------------------------------------------------------
     Income from operations                   2,391         (4,765)            --          6,698             --             --
Other (income) expense:
     Interest expense                            --             --           (325)            --            (50)        11,653
     Interest income                             --             --             --             --             50            288
     Other income                                --             --             --             --             --             --
                                        ---------------------------------------------------------------------------------------
Income before income taxes                    2,391         (4,765)           325          6,698             --        (11,941)
Provision for income taxes                       --             --             --             --             --             --
                                        ---------------------------------------------------------------------------------------
Net income                              $     2,391    $    (4,765)   $       325    $     6,698    $        --    $   (11,941)
                                        =======================================================================================

                                                                      Year Ended December 31, 1997
                                                      -------------------------------------------------------------------------
                                                           (g)            (h)            (i)            (j)            Total
Sales                                                  $        --    $        --    $        --    $        --    $       --
Cost of sales                                                   --             --             --             --         (5,433)
SG&A                                                          (662)          (933)           723             --         (4,528)
Goodwill amortization                                           --             --             --             --          4,765
                                                      -------------------------------------------------------------------------
     Income from operations                                    662            933           (723)            --          5,196
Other (income) expense:
     Interest expense                                           --           (245)            --             --         11,033
     Interest income                                            --             --             --             --            338
     Other income                                               --             91             --             --             91
                                                      -------------------------------------------------------------------------
Income before income taxes                                     662          1,087           (723)            --         (6,266)
Provision for income taxes                                      --             --             --          2,387          2,387
                                                      -------------------------------------------------------------------------
Net income                                             $       662    $     1,087    $      (723)   $    (2,387)   $    (8,653)
                                                      =========================================================================

                                                                  Six Months Ended June 30, 1998
                                        ---------------------------------------------------------------------------------------
                                            (a)            (b)            (c)            (d)            (e)            (f)
Sales                                   $        --    $        --    $        --    $        --    $        --    $        --
Cost of sales                                    --             --             --           (687)            --             --
SG&A                                            146             --             --         (1,051)            --             --
Goodwill amortization                            --            573             --             --             --             --
                                        ---------------------------------------------------------------------------------------
     Income from operations                    (146)          (573)            --          1,738             --             --
Other (income) expense:
     Interest expense                            --             --             --             --             (2)         3,874
     Interest income                             --             --             --             --              2             58
     Other income                                --             --             --             --             --             --
                                        ---------------------------------------------------------------------------------------
Income before income taxes                     (146)          (573)            --          1,738             --         (3,932)
Provision for income taxes                       --             --             --             --             --             --
                                        ---------------------------------------------------------------------------------------
Net income                              $      (146)   $      (573)   $        --    $     1,738    $        --    $    (3,932)
                                        =======================================================================================

                                                                  Six Months Ended June 30, 1998
                                                      -------------------------------------------------------------------------
                                                           (g)            (h)            (i)            (j)           Total
Sales                                                  $        --    $        --    $        --    $        --    $       --
Cost of sales                                                   --             --             --             --           (687)
SG&A                                                          (258)           (33)            --             --         (1,196)
Goodwill amortization                                           --             --             --             --            573
                                                      -------------------------------------------------------------------------
     Income from operations                                    258             33             --             --          1,310
Other (Income) expense:
     Interest expense                                           --            (43)            --             --          3,829
     Interest income                                            --             --             --             --             60
     Other income                                               --             45             --             --             45
                                                      -------------------------------------------------------------------------
Income before income taxes                                     258             31             --             --         (2,624)
Provision for income taxes                                      --             --             --         (1,005)        (1,005)
                                                      -------------------------------------------------------------------------
Net income                                             $       258    $        31    $        --    $     1,005    $    (1,619)
                                                      =========================================================================

(a) Reflects the reduction in salaries, bonuses and benefits to the former owners of the acquired businesses to which they have agreed to prospectively, net of an increase in expenses associated with USA Floral Management and administration required by the acquisitions.
(b) Reflects the incremental amortization of goodwill to be recorded as a result of these acquisitions over a 40-year estimated life as if these acquisitions had occurred on January 1, 1997.

(c) Reflects the elimination of interest expense on debt repaid with proceeds from the initial public offering.

(d) Reflects the reduction in cost of sales and selling general and administrative expenses attributable to a reduction in the price of products and services provided under contracts with affiliated entities, to which USA Floral and the affiliated entity have agreed to prospectively.

(e) Reflects the elimination of interest income and interest expense on related party payables and receivables between the Founding Companies and the Other acquisitions.

(f) Reflects (i) the elimination of interest income earned on Offering proceeds estimated to be utilized in the purchase of the acquisitions; and
     (ii) an increase in interest expense and related fees associated with necessary debt incurred to fund the acquisitions, assuming the $200 million revolving credit facility and the $50 million term loan were established on January 1, 1997.

(g) Reflects the elimination of legal costs incurred by the acquired companies in connection with the acquisitions.

(h) Reflects (i) adjustment for the elimination of lease expense associated with the purchase of real estate and real estate taxes associated with this real estate; (ii) increase in rental expense as a result of distribution of real estate prior to the acquisitions of the Founding Companies and a related decrease in depreciation expense and real estate taxes; (iii) the renegotiation of lease terms with related parties to arms length; and (iv) adjustment for the elimination of interest expense on mortgages not acquired.

(i) Reflects (i) an increase in expenses of $310 associated with USA Floral management and the costs of being a public entity of $290 for the year ended December 31, 1997, and (ii) compensation expenses of $123 associated with the issuance of 125,000 stock options with an exercise price below the initial public offering price which vest over four years, for the year ended December 31, 1997.

(j) Reflects (i) the incremental provision for federal and state income taxes assuming all entities, some of which were S-Corporations, were subject to such taxes and (ii) tax effects of pro forma adjustments (a) through (i) above, assuming the non-deductibility of goodwill arising from the purchase of non-partnership interests.

                         U.S.A. FLORAL PRODUCTS, INC.

                        (in thousands, except share data)




NOTE 5--SHARES USED IN COMPUTING PRO FORMA NET INCOME PER SHARE

      The shares used in computing pro forma net income per share are calculated as follows:

                                                                                         Six Months Ended
                                                                                             June 30,
                                                       Actual          Year Ended        ----------------
                                                       Shares       December 31,1997           1998
                                                      --------      ----------------     ----------------
Issued on formation of USA Floral ..............      2,400,000         2,400,000            2,400,000
Issued to owners of Founding Companies .........      1,652,984         1,652,984            1,652,984
Issued in IPO ..................................      5,750,000         5,750,000            5,750,000
Issued on exercise of option ...................        110,000           110,000              110,000
Issued to owners of Significant Acquisitions ...      2,602,206         2,602,206            2,602,206
Issued to owners of Other Acquisitions .........      1,911,758         1,911,758            1,911,758
                                                                       ----------           ----------
Weighted average shares outstanding-basic ......                       14,426,948           14,426,948
Dilution attributable to unexercised options ...                           98,671              431,059
                                                                       ----------           ----------
Weighted average shares outstanding-diluted ....                       14,525,619           14,858,007
                                                                       ==========           ==========

      The above shares do not include shares which may be issued under the earn-out arrangements for XL Group, Maxima, DL Jones, Rose City and Allan Stanley as discussed in Note 2 of the Notes to the Unaudited Proforma Combined Financial Statements. In addition, the above shares do not include approximately 500,000 shares issued in connection with insignificant acquisitions consummated subsequent to June 30, 1998.

                        Report of Independent Accountants


To the Board of Directors and Shareholders of Florimex GmbH, Florimex USA, and
Florimex Canada



In our opinion, based upon our audits and the reports of other auditors, the accompanying combined balance sheets and the related combined statements of income and stockholders' equity and of cash flows present fairly, in all material respects, the financial position of the combined companies of Florimex GmbH, Florimex USA, Inc. and Florimex Canada, Inc. (collectively the "Company") and their subsidiaries at June 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Florimex (Japan) Limited, Florimex Milano S.r.1., and Florimex (UK) Limited, wholly-owned subsidiaries of Florimex GmbH, which statements reflect total assets of $9,293,020 and $10,006,226 at June 30, 1998 and 1997, respectively, and total revenues of $53,330,042, $53,565,810 and $54,265,266 for the years ended
June 30, 1998,1997, and 1996, respectively. Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Florimex (Japan) Limited, Florimex Milano S.r.l., and Florimex (UK) Limited, is based solely on the report of the other auditors. We conducted our audits of the combined financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Charlotte, NC
November 18, 1998

                       Report of Independent Accountants


To the Board of Directors and Shareholders of Florimex (Japan) Ltd.




We have audited the balance sheets of Florimex (Japan) Limited as of June 30, 1998 and 1997, and the related statements of income, shareholders' equity and cash flows for each of the three years ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards in Japan, which are generally the same as those in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Florimex (Japan) Limited as of June 30, 1998 and 1997, and the results of its operations and its cash flows for each of the three years ended June 30, 1998 in conformity with accounting principles generally accepted in Japan.



Sonderhoff & Einsel

Tokyo, Japan

July 10, 1998

/s/ Masao Ishikawa
Masao Ishikawa

Certified Public Accountant in Japan

                       Report of Independent Accountants

To the Board of Directors and Shareholders of Florimex Milano Srl




We have audited the balance sheets Florimex Milano Srl as of June 30, 1998 and 1997, and the related statements of income, shareholders' equity and cash flows for each of the three years ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Italy, which are generally the same as those in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Florimex Milano Srl as of June 30, 1998 and 1997, and the results of its operations and its cash flows for each of the three years ended June 30, 1998 in conformity with accounting principles generally accepted in Italy.

/s/ AUDICONT SAS

AUDICONT SAS

Milan, Italy
July 17, 1998

                       Report of Independent Accountants


To the Board of Directors and
Shareholders of Florimex (UK) Limited


We have audited the balance sheets of Florimex (UK) Limited as of 30 June 1998 and 1997, and the related statements of income and shareholders' equity for each of the three years ended 30 June 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom, which are generally the same as those in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Florimex (UK) Limited as of 30 June 1998 and 1997, and the results of its operations for each of the three years ended 30 June 1998 in conformity with accounting principles generally accepted in the United Kingdom.


/s/ Kidsons Impey

Kidsons Impey
Chartered Accountants

Devonshire House
36 George Street
Manchester
M1 4HA
United Kingdom


9 December 1998

Florimex
Combined Balance Sheets
June 30, 1998 and 1997
--------------------------------------------------------------------------------

                                                        1998           1997

                                    Assets
Current assets
  Cash and cash equivalents                         $  3,262,313   $  4,720,125
  Receivable from related party                          277,612              -
  Trade receivables, net of allowances
    (1998-$5,075,584; 1997-$3,590,633)                32,425,581     28,784,943
  Inventory                                            3,920,855      3,490,953
  Recoverable income taxes                               349,660      1,199,015
  Prepaid expenses and other assets                    5,420,797      4,627,957
                                                    ------------   ------------
     Total current assets                             45,656,818     42,822,993
Investments and other assets
  Excess or cost over related net
  assets of businesses acquired                       15,263,875     10,300,681
  Other                                                1,048,602        886,856
                                                    ------------   ------------
                                                      16,312,477     11,187,537

Property, plant and equipment
  Land                                                10,031,847      7,642,880
  Buildings                                           28,957,813     26,210,072
  Machinery and equipment                             20,439,255     19,205,596
  Allowances for depreciation                        (22,094,303)   (19,293,906)
                                                    ------------   ------------
                                                      37,334,612     33,764,642
                                                    ------------   ------------
                                                    $ 99,303,907   $ 87,775,172
                                                    ============   ============
           Liabilities and Stockholders' Equity
Current liabilities
  Notes payable to banks                            $ 10,357,675   $  5,800,256
  Accounts payable
     Trade                                            19,188,100     17,781,948
     Officers and employees                            2,060,676      2,022,194
     Other                                             3,852,583      2,501,824
  Payable to related party                                     -        667,336
  Income taxes                                         1,894,170      1,652,542
  Accrued expenses                                     7,710,905      3,607,644
  Long-term debt current                               2,788,935      3,431,565
                                                    ------------   ------------
     Total current liabilities                        47,853,044     37,465,309

Long-term debt                                        14,321,160     16,831,615
Deferred taxes and other deferred credits              5,058,822      4,859,460
Minority interest in subsidiaries                        457,532        527,223

Commitments and contingencies (Note 14)

Stockholders' equity:
    Common equity capital                             37,154,587     29,472,707
    Retained earnings (deficit)                       (3,739,971)        50,948
    Equity-currency conversions                       (1,801,267)    (1,432,090)
                                                    ------------   ------------
                                                      31,613,349     28,091,565
                                                    ------------   ------------
                                                    $ 99,303,907   $ 87,775,172
                                                    ============   ============


                  See notes to combined financial statements.

Florimex
Combined Statements of Income
Years Ended June 30, 1998, 1997 and 1996
----------------------------------------------------------------------------------------------------------

                                                             1998              1997              1996
Sales and other operating revenues                       $391,437,670      $387,547,863      $397,902,324
Cost of goods and service sold                            352,916,917       343,786,646       353,819,113
                                                         -------------     -------------     -------------
                                                           38,520,753        43,761,217        44,083,211

Selling, general and administrative expenses               32,267,002        32,260,108        34,880,457
                                                         -------------     -------------     -------------
Operating income                                            6,253,751        11,501,109         9,202,754

Interest expense                                            1,947,399         2,495,017         3,770,404
                                                         -------------     -------------     -------------
Income before income taxes and minority interest            4,306,352         9,006,092         5,432,350

Income taxes                                                2,480,880         3,550,409         1,826,400
                                                         -------------     -------------     -------------
Income before minority interest                             1,825,472         5,455,683         3,605,950
Income applicable to minority interest                        (99,880)         (124,481)         (292,183)
                                                         -------------     -------------     -------------
Net income                                               $  1,725,592      $  5,331,202      $  3,313,767
                                                         =============     =============     =============

                  See notes to combined financial statements.

Florimex
Combined Statements of Stockholders' Equity
June 30, 1998, 1997 and 1996
------------------------------------------------------------------------------------------------------------------
                                         Common              Retained              Equity                Total
                                         Equity              Earnings             Currency           Stockholders'
                                         Capital             (Deficit)           Conversions            Equity
Balance, June 30, 1995               $ 24,825,005        $   (2,861,153)     $      (518,658)     $    21,445,194
                                     -------------       ---------------     ----------------     ----------------

Net income                                      -             3,313,767                    -            3,313,767
Equity currency conversion                      -                     -             (332,929)            (332,929)
Cash dividends                                  -            (2,074,958)                   -           (2,074,958)

                                     -------------       ---------------     ----------------     ----------------
Balance, June 30, 1996                 24,825,005            (1,622,344)            (851,587)          22,351,074
                                     -------------       ---------------     ----------------     ----------------

Net income                                      -             5,331,202                    -            5,331,202
Equity currency conversion                      -                     -             (580,503)            (580,503)
Capital contribution                    4,647,702                     -                    -            4,647,702
Cash dividends                                  -            (3,657,910)                   -           (3,657,910)

                                     -------------       ---------------     ----------------     ----------------
Balance, June 30, 1997                 29,472,707                50,948           (1,432,090)          28,091,565
                                     -------------       ---------------     ----------------     ----------------

Net income                                      -             1,725,592                    -            1,725,592
Equity currency conversion                      -                     -             (369,177)            (369,177)
Capital contribution                    7,681,880                     -                    -            7,681,880
Cash dividends                                  -            (5,516,511)                   -           (5,516,511)

                                     -------------       ---------------     ----------------     ----------------
Balance, June 30, 1998               $ 37,154,587        $   (3,739,971)     $    (1,801,267)     $    31,613,349
                                     =============       ===============     ================     ================

                  See notes to combined financial statements.

Florimex
Combined Statements of Cash Flows
Years ended June 30, 1998, 1997 and 1996
-------------------------------------------------------------------------------------------------------------------------

                                                                     1998                  1997                 1996
Operating activities:
   Net income                                                $     1,725,592         $   5,331,202          $ 3,313,767
   Adjustments to reconcile to net cash provided
   by operating activities:
    Depreciation and amortization                                  6,350,193             6,704,888            6,948,267
      Deferred items                                                (655,301)             (969,639)             785,869
      Gain on foreign currency transactions                          (50,348)              (24,224)             (26,038)
      Gain on disposition of fixed assets                           (388,849)             (645,025)            (745,184)
      Income applicable to minority interest                         (99,880)             (124,481)            (292,183)
      Bad debt expense (net recoveries)                            1,222,266               (36,199)             980,623
      Decrease (increase) in receivables                             863,590             3,103,932             (405,242)
      Decrease (increase) in inventory                              (246,194)              811,975             (719,519)
      Decrease (increase) in recoverable income taxes                849,355              (355,201)             267,670
      Decrease (increase) in prepaid expenses
      and other assets                                              (435,327)             (989,728)           3,747,469
      Increase (decrease) in accounts payable
      and accrued expenses                                         3,542,447            (4,691,440)            (216,881)
      Increase (decrease) In income taxes                            241,628               705,238             (414,433)
                                                             ----------------        --------------         ------------
      Net cash provided by operating activities                   12,919,172             8,821,298           13,224,185
                                                             ----------------        --------------         ------------

Investing activities:
    Purchase of property and equipment                            (4,959,873)           (6,063,383)          (6,067,080)
    Proceeds from sale of property and equipment                   1,524,049             2,086,057            2,304,225
    Proceeds from (advances for) other investments
     and other assets                                               (161,746)               16,520              299,062
    Purchase of minority interest in subsidiary                     (399,695)             (581,802)                   -
    Acquisition of subsidiaries, net of cash acquired            (14,854,593)                    -                    -
                                                             ----------------        --------------         ------------
      Net cash used by investing activities                      (18,851,858)           (4,542,608)          (3,463,793)
                                                             ----------------        --------------         ------------

Financing activities:
   Net change in short-term borrowings                             4,557,419            (2,481,084)         (12,365,769)
   Repayment of debt                                             (17,099,613)          (22,591,163)          (9,133,293)
   Proceeds from debt                                             14,851,699            19,215,179           12,070,767
   Cash dividends paid                                            (5,516,511)           (3,657,910)          (2,074,958)
   Proceeds from capital contribution                              7,681,880             4,647,702                    _
                                                             ----------------        --------------         ------------
      Net cash provided by (used by) investing activities          4,474,874            (4,867,276)         (11,503,253)
                                                             ----------------        --------------         ------------

Increase (decrease) in cash and cash equivalents                  (1,457,812)             (588,586)          (1,742,861)
Cash and cash equivalents at beginning of year                     4,720,125             5,308,711            7,051,572
                                                             ----------------        --------------         ------------
      Cash and cash equivalents at end of year               $     3,262,313         $   4,720,125          $ 5,308,711
                                                             ================        ==============         ============

Other Information:
   Cash paid during the year:
      Interest                                               $     1,759,785         $   2,469,545          $ 3,357,887
      Income taxes                                                 1,501,287             3,762,288            1,912,427

                  See notes to combined financial statements.

Florimex
Notes to Combined Financial Statements
June 30, 1998 and 1997


1.       Business

         The Company is engaged in the purchase, distribution, and sale of fresh cut flowers and related perishable floral products, and maintains operations in eighteen countries. Principal markets served include Europe and North America. See Note 12 for geographic area data.

2.       Significant Accounting Policies

         The Functional Currency

         The financial statements of foreign entities included in the combined financial statements have been translated to the U.S. dollar, the reporting currency, in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." The functional currency varies but generally reflects the currency in the country in which the business operates. Under that statement, all asset and liability accounts are translated at the current exchange rate, and income statement items are translated at the average exchange rate for each quarter; resulting translation adjustments, net of deferred taxes, are made directly to a separate component of stockholders' equity.

         Principles of Consolidation

         The financial statements represent a combination of the consolidated accounts of those wholly owned subsidiaries of DIMON Incorporated comprising its Florimex Worldwide Division (the "Company"). At June 30, 1998, and for the year then ended, the financial statements include a combination of the consolidated accounts of Florimex Worldwide GmbH, Florimex USA, Inc., and Florimex Canada, Inc. and their respective subsidiaries. At June 30, 1997 and 1996, and for the years then ended, the financial statements also include the accounts of Florimex Worldwide BV and Florimex United Kingdom Ltd. The latter two subsidiaries were wholly owned by DIMON Incorporated until July 1, 1997, when Florimex Worldwide GmbH purchased them.

         Use of Estimates

         The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

         Revenue Recognition

         Revenue is recognized upon shipment of the products.

         Cash Equivalents

         Cash equivalents are defined as temporary investments of cash with maturities when purchased of less than 90 days.

         Inventory

         Inventory consists primarily of fresh cut flowers and is valued at the lower of average cost or market.

Florimex
Notes to Combined Financial Statements
June 30, 1998 and 1997

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts receivable/payable, accrued expenses and short-term debt approximates fair value because of the short-term nature of these instruments. The estimated fair value of non-current debt approximates its carrying value due to its stated interest rate approximating market rates for debt with similar terms and average maturities.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and, accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

Excess of Cost Over Related Net Assets of Businesses Acquired

Excess of cost over related net assets of businesses acquired is being amortized on the straight-line basis over a maximum of 40 years. The accumulated amortization at June 30, 1998 and 1997 is $6,206,733 and $5,177,598,
respectively.

The carrying value of intangible assets is periodically reviewed by the Company based on expected future undiscounted operating cash flows of the related business unit. Based upon its most recent analysis, the Company believes that no material impairment of intangible assets exists at June 30, 1998.

Property, Plant and Equipment

Property, plant and equipment is accounted for on the basis of cost. Provisions for depreciation are computed on a straight-line basis at annual rates calculated to amortize the cost of depreciable properties over their estimated useful lives that range from 3 to 30 years. The combined financial statements do not include fully depreciated assets.

Income Taxes

The Company provides deferred income taxes on temporary differences including those arising from tax loss carryforwards, employee benefit accruals, and depreciation.

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company does not expect this statement to have a material impact on its financial condition or results of operations upon adoption.

In June 1997, the FASB issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information," which requires that public business enterprises report certain information about operating segments in complete sets of financial statements of the enterprise and in condensed financial statements of interim periods issued to shareholders. It also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate and their major customers. The Company does not expect this statement to have a material impact on the financial condition or results of operations upon adoption.

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. The Company does not expect this statement to have a material impact on its financial position or results of operations upon adoption.

Florimex
Notes to Combined Financial Statements
June 30, 1998 and 1997

3.  Subsequent Event

    On September 30, 1998, the Company was sold to U.S.A. Floral Products, Inc. and its subsidiaries in accordance with a Stock and Asset Purchase Agreement (the "Agreement") dated August 12, 1998. Under the terms of the Agreement, DIMON Incorporated sold its stock held representing 100% of the ownership of Florimex USA, Inc. and Florimex Canada Inc. Likewise, Florimex Worldwide GmbH sold its stock held representing ownership in all of the remaining operating affiliates of the Company, and transferred substantially all of its assets and liabilities to U.S.A. Floral Products, Inc. DIMON Incorporated retained its stock held representing 100% ownership of Florimex Worldwide GmbH. Immediately subsequent to the sale, a substantial portion of the existing debt balances were repaid and replaced by borrowing facilities arranged by U.S.A Floral Products, Inc. and its subsidiaries.

4.  Acquisition

    On January 1, 1998, the Company acquired all of the outstanding capital stock of Sierafor BV (Sierafor), a privately owned Dutch corporation. Sierafor procures fresh cut flowers and assembles them into bouquets that are sold to supermarket chains throughout Europe.

    The transaction was accounted for as a purchase, and accordingly, the combined financial statements of the Company include the results of operations of Sierafor from the date of acquisition. The $14,590,580 purchase price was paid in cash. The source of the cash was working capital of the Company, and a $2,930,832 capital contribution from DIMON Incorporated. Additional purchase price in the amount of $2,223,320 will be payable to the former Sierafor owner in 1999, 2000 and 2001 if Sierafor meets certain earnings criteria defined in the agreement. The maximum total additional purchase price payable over the 3 year period is $2,223,320.

    The purchase price has been allocated based on estimated fair values of assets acquired and liabilities assumed at the date of the acquisition. This allocation resulted in excess purchase price over net assets acquired of $6 million, which is being amortized on a straight-line basis over 40 years.

    The following unaudited pro forma information presents a summary of the combined results of operations of the Company and the acquired business as if the acquisition had occurred on July 1, 1996 .


                                                  Year ended June 30,
                                              ---------------------------
                                                   1998        1997

    Sales and other operating revenue         $416,188,000   $436,698,000
    Net income                                   1,558,000      4,863,702
                                              ------------   ------------

5.  Non-recurring Expense

    Included in cost of sales and service sold and selling, general and administrative expenses in 1998 is a non-recurring charge of $2,972,000 related to the 1998 closure of several offices in Europe and the termination of the employees in those offices.

6.  Related Parties

    Balances with related parties, at June 30, are as follows:

Florimex
Notes to Combined Financial Statements
June 30, 1998 and 1997

                                                    1998               1997
 Accounts receivable:
   DIMON Incorporated                         $      504,116        $    56,612
   DIMON International Tabak BV                        5,453                  -
                                              --------------        -----------
                                                     509,569             56,612
                                              --------------        -----------
 Accounts payable:
   DIMON Incorporated                                180,436            632,263
   DIMON International Tabak BV                       51,521             91,685
                                              --------------        -----------
                                                     231,957            723,948
                                              --------------        -----------
   Net receivable (payable)                   $      277,612        $  (667,336)
                                              ==============        ===========

 Activities with DIMON Incorporated, for the years ended June 30, are as follows:

                                  1998              1997                1996

 Interest income            $       34,265    $       84,658        $    50,228
 Management fee earned             109,786           106,907                  -
                            --------------    --------------        -----------
                            $      144,051    $      191,565        $    50,228
                            --------------    --------------        -----------
 Interest expense           $       26,033    $       68,135        $   192,465
                            --------------    --------------        -----------

7. Short-Term Borrowing Arrangements

The Company has lines of credit arrangements with several banks under which the Company may borrow up to a total of $28,628,562 ($22,087,000 at June 30, 1997), net of outstanding long-term borrowings. These lines bear interest at rates ranging from 1.80% to 10.75% at June 30, 1998. Unused lines of credit at June 30, 1998, amounted to $18,270,887 ($16,286,744 at June 30, 1997). There are no compensating balance agreements at June 30, 1998 or 1997. As mentioned in Note 3, immediately subsequent to the sale of the Company, a substantial portion of the existing debt balances were repaid and replaced by borrowing facilities arranged by U.S.A. Floral Products, Inc. and its subsidiaries.

8. Long-Term Debt

                                                    1998                                1997
                                       -----------------------------       ------------------------------
                                         Maturing          Maturing          Maturing           Maturing
                                        within One         after One         within One         after One
                                           Year              Year              Year               Year
 Debt secured by property              $ 1,216,918       $ 5,504,601         $ 954,871        $ 6,712,697
 Other long-term debt                    1,201,982         8,759,018         1,691,316          9,710,453
                                       -----------      ------------       -----------       ------------
                                         2,418,900        14,263,619         2,646,187         16,423,150
 Capitalized lease obligations             370,035            57,541           785,378            408,465
                                       -----------      ------------       -----------       ------------
                                       $ 2,788,935      $ 14,321,160       $ 3,431,565       $ 16,831,615
                                       -----------      ------------       -----------       ------------

 Payments of debt are scheduled as follows:

Florimex
Notes to Combined Financial Statements
June 30, 1998 and 1997

1999                                                        $ 2,788,935
2000                                                          2,659,428
2001                                                          3,058,918
2002                                                          1,675,922
2003                                                          1,451,542
2004                                                          1,441,594
Later years                                                   4,033,756
                                                            -----------
                                                            $17,110,095
                                                            -----------

The debt secured by property is collateralized by land and buildings with a net book value of $16,984,998 at June 30, 1998 ($13,346,340 at June 30, 1997). The
debt secured by property generally has original terms ranging from five to ten years and is repayable in either quarterly or annual installments. Debt secured by property bears interest at rates ranging from 5.50% to 10.00%.

Other long-term debt consists primarily of term notes payable under the Company's lines of credit arrangements and are secured by a guarantee from DIMON Incorporated. All such notes have original terms ranging up to a maximum of five years, are repayable in either quarterly or annual installments, and bear interest at rates ranging from 4.99% to 7.25%. The long-term debt agreements contain no financial covenants or other restrictions.

As mentioned in Note 3, immediately subsequent to the sale of the Company, a substantial portion of the existing debt balances were repaid and replaced by borrowing facilities managed by U.S.A. Floral Products, Inc. and its subsidiaries.

Florimex
Notes to Combined Financial Statements
June 30, 1998 and 1997


9.       Leases

         The Company has both capital and operating leases. The operating leases are for buildings, automobiles and other equipment. Annual rent expense under operating leases amounted to S3,478,967, $4,081,220 and $4,255,845 for the years ended June 30, 1998, 1997 and 1996 respectively.

         Capital leases are for trucks and other equipment. The capitalized lease obligations are payable through 2000. Interest rates are imputed at 7.81% to 16.72%. Minimum future obligations and capitalized amounts are as follows:

                                                                                     Capital            Operating
                                                                                      Leases             Leases
           1999                                                                     $   389,973       $ 2,700,000
           2000                                                                          58,890         2,000,000
           2001                                                                               -         1,350,000
           2002                                                                               -           670,000
           2003                                                                               -           340,000
           2004                                                                               -                 -
           Later years                                                                        -                 -
                                                                                    -----------       -----------
                                                                                        448,863       $ 7,060,000
                                                                                                      -----------
          Less amount representing interest                                              21,287
                                                                                    -----------
          Present value of net minimum lease payments                                   427,576
          Less current portion of obligations under capital leases                      370,035
                                                                                    -----------
          Long-term obligations under capital leases                                $    57,541
                                                                                    -----------

          Capitalized amounts:
          Machinery and equipment, primarily vehicles                               $ 1,208,340
          Accumulated amortization                                                     (850,364)
                                                                                    -----------
                                                                                     $  357,976
                                                                                    -----------

10.      Income Taxes

         Combined retained earnings at June 30,1998 include undistributed earnings of $4,868,353 of certain foreign subsidiaries which are not subject to additional foreign income taxes nor considered to be subject to United States income taxes unless remitted as dividends. The Company intends to permanently reinvest these undistributed earnings; accordingly, no provision has been made for United States taxes on such earnings.

         At June 30, 1998, the Company has net operating tax loss carryforwards of approximately $12,861,897 for income tax purposes that expire in 1999 and thereafter.

Florimex
Notes to Combined Financial Statements
June 30, 1998 and 1997

The components of income before income taxes and minority interest consist of the following:


                                                                1998              1997               1996
U.S.                                                        $ 1,003,185       $ 1,104,877       $   716,749
Foreign                                                       3,303,167         7,901,215         4,715,601
                                                           -------------     -------------     -------------
                                                            $ 4,306,352       $ 9,006,092       $ 5,432,350
                                                           =============     =============     =============


The details of the amounts shown for income taxes in the Statement of Combined Income are as follows:


                                                                1998              1997               1996
Current:
    Federal                                                 $   341,106           220,535       $(1,027,561)
    State                                                        42,941            60,909       $    20,711
    Foreign                                                   2,137,701         3,463,498         1,888,858
                                                           -------------     -------------     -------------
                                                              2,521,748         3,744,942           882,008
                                                           =============     =============     =============
Deferred:
    Federal                                                      11,533            52,288           715,098
    State                                                             -                 -                 -
    Foreign                                                     (52,401)         (246,821)          229,294
                                                           -------------     -------------     -------------
       Total                                                    (40,868)         (194,533)          944,392
                                                           -------------     -------------     -------------
                                                            $ 2,480,880       $ 3,550,409       $ 1,826,400
                                                           =============     =============     =============

The reasons for the difference between income tax expense based on income before income taxes and minority interest and the amount computed by applying the statutory Federal income tax rate to such income are as follows:

                                                                1998              1997               1996
Computed "expected" tax expense                             $ 1,507,223       $ 3,152,132        $ 1,901,323
State income taxes, net of Federal
 income tax benefit                                              27,912            39,591             13,462
Prior years' income tax adjustments                             239,692         2,258,227            434,111
Effect of foreign income taxes                                  759,018        (1,221,821)           792,322
U.S. taxes on foreign income, net of tax credits                (15,000)          (24,597)                 -
Operating loss carryforwards, net                               (46,352)         (659,842)          (908,718)
Permanent items                                                   8,387             6,719           (406,100)
                                                           -------------     -------------     -------------
Actual tax expense                                          $ 2,480,880       $ 3,550,409        $ 1,826,400
                                                           =============     =============     =============

Florimex
Notes to Combined Financial Statements
June 30, 1998 and 1997


The long-term deferred tax liabilities (assets) are comprised of the following:
                                                                                           1998               1997
          Deferred tax liabilities:
            Fixed assets                                                               $ 3,878,595        $ 3,503,380
            Other                                                                          867,422            165,708
                                                                                       -----------        -----------
            Gross deferred tax liabilities                                               4,746,017          3,669,088
                                                                                       -----------        -----------

          Deferred tax assets:
           Tax loss carryforwards                                                         (893,426)        (1,028,253)
           Equity currency conversion                                                     (993,870)          (733,437)
           Other                                                                          (625,043)          (161,811)
                                                                                       -----------        -----------
           Gross deferred tax assets                                                    (2,512,339)        (1,923,501)
                                                                                       -----------        -----------
          Net deferred tax liability                                                   $ 2,233,678        $ 1,745,587
                                                                                       -----------        -----------

11.      Retirement Benefits

The Company maintains several unfunded defined benefit pension plans in Germany, Austria, and Italy. Net pension cost included the following components:

                                                                          1998              1997              1996
          Service cost                                             $      66,868     $      72,862     $      65,259
          Interest on projected benefit obligation                       162,036           167,999           165,948
          Amortization of prior service cost                              11,527             7,844             7,877
          Amortization of unrecognized loss                               13,367            18,083            11,002
                                                                   -------------     -------------     -------------
          Net pension cost                                         $     253,798     $     266,788     $     250,086
                                                                   -------------     -------------     -------------

         In addition, employees in the Netherlands are beneficiaries to non-participating annuity contracts entered into by the Company. The premium expense recorded was $241,554, $252,649 and $228,148 in 1998, 1997 and 1996, respectively.

Florimex
Notes to Combined Financial Statements
June 30, 1998 and 1997


Components of net pension liability are as follows:

                                                                   1998              1997

Actuarial present value of accumulated benefit obligation:
 Vested                                                         $ 2,494,868       $ 2,073,047
 Non-vested                                                           2,474             2,213
                                                                -----------       -----------
                                                                  2,497,342         2,075,260
Benefits attributable to projected salary increases                   7,321             6,622
                                                                -----------       -----------
                                                                  2,504,663         2,081,882
Unrecognized prior service costs                                   (149,003)         (165,729)
Unrecognized net loss                                              (623,744)         (242,099)
                                                                -----------       -----------
Net pension liability                                           $ 1,731,916       $ 1,674,054
                                                                -----------       -----------

The projected benefit obligations for the plans were determined using the following assumed discount rates:

                                           1998        1997         1996

Germany                                   6.50%       7.00%        7.75%
Austria                                   6.50%       6.50%        6.50%
Italy                                     9.00%       9.00%        9.00%

Assumed compensation increases were:
                                           1998        1997         1996

Germany                                   0.00%       0.00%        0.00%
Austria                                   4.50%       4.50%        4.00%
Italy                                     4.00%       5.00%        5.00%

Florimex
Notes to Combined Financial Statements
June 30, 1998 and 1997

12.      Geographic Area Data

         The following tables present the Company's operations in different geographic areas in conformity with Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise."


                                                                                           1998
                                                                    ---------------------------------------------------
                                                                      Sales and          Operating
                                                                       Other             Profit As
                                                                      Operating         Defined by        Identifiable
                                                                      Revenues            SFAS14             Assets
          United States                                             $ 25,667,886      $  1,343,710       $ 37,705,525
          Europe                                                     314,323,101         5,418,783         48,138,126
          Other                                                       51,446,683           733,729          5,226,022
                                                                   --------------    --------------     --------------
                                                                    $391,437,670      $  7,496,222         91,069,673
                                                                   ==============
          Corporate                                                                     (1,242,471)         8,234,234
                                                                                     --------------     --------------
                                                                                                         $ 99,303,907
                                                                                                        ==============
          Operating profit before interest expense                                       6,253,751
          Interest expense                                                              (1,947,399)
                                                                                     --------------
          Income before minority interest                                             $  4,306,352
                                                                                     ==============

                                                                                            1997
                                                                    ---------------------------------------------------
                                                                      Sales and          Operating
                                                                        Other            Profit As
                                                                      Operating         Defined by         Identifiable
                                                                       Revenues           SFAS14             Assets
          United States                                             $ 21,499,788      $    923,757       $ 36,160,856
          Europe                                                     321,845,756         8,241,310         40,267,259
          Other                                                       44,202,319         1,182,451          5,788,037
                                                                   --------------    --------------     --------------
                                                                    $387,547,863        10,347,518         82,216,152
                                                                   ==============
          Corporate                                                                      1,153,591          5,559,020
                                                                                     --------------     --------------
                                                                                                         $ 87,775,172
                                                                                                        ==============
          Operating profit before interest expense                                      11,501,109
          Interest expense                                                              (2,495,017)
                                                                                     --------------
          Income before minority interest                                             $  9,006,092
                                                                                     ==============


Florimex
Notes to Combined Financial Statements
June 30, 1998 and 1997

                                                                                  1996
                                                            ------------------------------------------------
                                                               Sales and       Operating
                                                                 Other         Profit As
                                                               Operating       Defined by       Identifiable
                                                               Revenues          SFAS14            Assets
          United States                                     $  21,389,129     $   640,902      $  5,491,805
          Europe                                              334,106,652       7,183,638        77,026,996
          Other                                                42,406,543       2,240,335         5,391,756
                                                            -------------     -----------      ------------
                                                            $ 397,902,324      10,064,875        87,910,557
                                                            =============
          Corporate                                                              (862,121)        8,068,807
                                                                              -----------      ------------
                                                                                               $ 95,979,364
                                                                                               ============
          Operating profit before Interest expense                              9,202,754
          interest expense                                                     (3,770,404)
                                                                              -----------
          Income before minority interest                                     $ 5,432,350
                                                                              -----------

13.      Forward Exchange Contract

         The Company enters into forward exchange contracts to hedge certain foreign currency transactions for periods consistent with the terms of the underlying transactions. While the forward contracts affect the Company's results of operations, they do so only in connection with the underlying transactions. As a result, they do not subject the Company to risk from exchange movements, because gains and losses on these contracts offset losses and gains on the transactions being hedged. At June 30,1998, the Company had forward exchange contracts covering German mark to US dollar transaction exposure during July of fiscal 1999 with notional amounts totaling $1.3 million.

14.      Contingencies

         The Company's Italian subsidiary, Agros San Remo s.r.l., is subject to a lawsuit in the amount of $98,500 filed by its insurer, Societa Italiana Cauzioni Sp. The claim relates to a recovery collected from the insurer and recorded by the Company during the fiscal year ended June 30, 1997. The full amount of the claim has been accrued in the June 30, 1998 balance sheet.

         Baardse B.V., a Dutch subsidiary, is subject to a lawsuit in the amount of $235,000 filed by a former trade agent. The claim relates to compensation in connection with the termination of the related agency agreement. The Company believes that the ultimate losses from the claim will not exceed $99,000 and has accordingly accrued such amount in the June 30, 1998 balance sheet.

Florimex
Notes to Combined Financial Statements
June 30, 1998 and 1997

The U.S. Department of Commerce (the "DOC") has periodically reviewed the margins of flower growers in Colombia and Ecuador. As a result of these reviews, the DOC has determined that certain anti-dumping duties paid by flower importers in prior periods were inadequate and additional anti-dumping duties have been imposed.

The Company's importation of flowers is subject to anti-dumping duties. However, the DOC has never imposed an additional anti-dumping duty on the Company based on the DOC's review of prior periods. Included in selling, general and administrative expenses is approximately $90,000 of anti-dumping duties incurred during the year ended June 30, 1998. The Company believes no accrual at June 30, 1998 for estimated anti-dumping duties imposed by the DOC is necessary. However, the effect of any adverse determination by the DOC regarding anti-dumping duties cannot be determined.

                                 EXHIBIT INDEX


Exhibit No.                       Description

    2.1* Stock and Asset Purchase Agreement by and between DIMON Incorporated and Florimex Worldwide GmbH, and U.S.A. Floral Products, Inc.

    4.1* Credit Agreement among U.S.A. Floral Products, Inc., U.S.A. Floral Products Germany GmbH & Co. KG, Florimex Worldwide B.V., Various Lending Institutions, Bayerische Hypo-Und Vereinsbank AG, as Syndication Agent, BankBoston, N.A., as Documentation Agent, and Bankers Trust Company, as Arranger and Administrative Agent, dated as of October 16, 1997 and Amended and Restated as of October 2, 1998.

   23.1**     Consent of PricewaterhouseCoopers LLP

   23.2**     Consent of Kidsons Imprey

   23.3**     Consent of Sonderehoff & Einsel

   23.4**     Consent of AUDICONT

------------

* Previously filed as part of the Company's Current Report on Form 8-K, filed on October 15, 1998 (File No. 000-23121), and omitted pursuant to General Instruction B.3 of Form 8-K.

** Filed herewith.